Interim Loan Agreement

Party A: Shenzhen New Cleopatra Beauty and Salon Co., Ltd.

Party B: XU Yongping

Whereas, due to Party A's business development and its need for funds, and Party B, as one of its shareholders, is willing to provide unconditional fund support to Party A, the two parties have entered into the following interim loan agreement:

(1)

Party A will borrow funds from Party B in separate stages based on the actual need of its business development; the total amount of funds that Party B will lend is RMB 10,000,000 even and the amount is to be borrowed by Party A in separate stages based on its actual need.

(2)

As Party A's shareholder, Party B is willing to provide unconditional support for Party A's development and will not demand  payment of interest on this loan in the total amount of RMB 10,000,000.  Party A may repay Party B the said amount at any time when it has sufficient funds before June 30, 2010.

(3)

The two parties stipulate that Party A must repay all the funds borrowed from Party B no later than June 30, 2010.

Party A: /seal/ Shenzhen New Cleopatra Beauty and Salon Co., Ltd.

Party B: /signature/ XU Yongping

January 1, 2009